UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 17, 2013

Orchard Supply Hardware Stores Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11679	95-4214109
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6450 Via Del Oro San Jose, CA		95119
(Address of Principal Executive Offices)		(Zip Code)

(408) 281-3500

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 19, 2013 Orchard Supply Hardware Stores Corporation, a Delaware corporation (the “Company”) and its subsidiaries, Orchard Supply Hardware LLC, as borrower, and OSH Properties LLC, entered into a Senior Secured, Super-Priority Debtor-In-Possession Credit Agreement with the lenders party thereto, Wells Fargo Bank, National Association, as ABL administrative agent and collateral agent, Bank of America, N.A. as syndication agent, Wells Fargo Bank, National Association, as supplemental term agent, and Wells Fargo Capital Finance, LLC and Merrill Lynch, Pierce Fenner & Smith Incorporated, joint lead arrangers and joint bookrunners, as modified by any order of the Bankruptcy Court approving the financing (the “Senior DIP Credit Agreement”). Pursuant to the Senior DIP Credit Agreement, the agents, the supplemental term agent and the lenders agreed to provide an aggregate $164.8 million in senior secured, super-priority debtor-in-possession financing (“Senior DIP Financing”) to Orchard Supply Hardware LLC comprised of a $140 million revolving facility, a $7.1 million FILO facility and a $17.2 million LILO supplemental term loan facility. A portion of the Senior DIP Financing proceeds will be used to repay the Company’s Third Amended and Restated Senior Secured Credit Agreement, dated as of October 17, 2012, as amended February 11, 2013, among Orchard Supply Hardware LLC, as borrower, the Company, those certain subsidiaries of the borrower parties thereto, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as ABL administrative agent and collateral agent for the lenders, and Wells Fargo Bank, National Association as supplemental term agent for the supplemental term lenders.

Also on June 19, 2013 the Company, Orchard Supply Hardware LLC, as borrower, and OSH Properties LLC, entered into a Second Lien Senior Secured, Super-Priority Debtor-In-Possession Credit Agreement with the lenders party thereto and Gleacher Products Corp as administrative agent and collateral agent, as modified by any order of the Bankruptcy Court approving the financing (the “Junior DIP Credit Agreement”). Pursuant to the Junior DIP Credit Agreement, the lenders agreed to provide a $12 million junior secured delayed draw term loan credit facility. (“Junior DIP Financing”) to Orchard Supply Hardware LLC. The Junior DIP Financing will be used to pay projected expenses and court approved payments in a manner consistent with a budget to be prepared and delivered by borrower.

The descriptions of the Senior DIP Credit Agreement and the Junior DIP Credit Agreement are qualified in their entirety by the terms of the Senior DIP Credit Agreement and the Junior DIP Credit Agreement, respectively, copies of which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The descriptions of the terms of the Senior DIP Credit Agreement and the related Senior DIP Financing and the Junior DIP Credit Agreement and the related Junior DIP Financing set forth above in Item 1.01 are hereby incorporated by reference into this Item 2.03.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 17, 2013 the Company received a written notice (the “Notice”) from the NASDAQ Stock Market LLC (“NASDAQ”) stating that the Company’s securities will be delisted from the NASDAQ Stock Market in accordance with Listing Rules 5101, 5110(b), and IM-5101-1. NASDAQ’s determination is based on the following factors: (i) the Company’s previously announced Chapter 11 filing and associated public interest concerns raised by it; (ii) concerns regarding the residual equity interest of the existing listed securities holders; and (iii) concerns about the Company’s ability to regain or sustain compliance with all requirements for continued listing on The NASDAQ Stock Market. The Notice states that unless the Company appeals the determination, trading in the Company’s common stock will be suspended at the opening of business on June 26, 2013, and a Form 25-NSE will be filed with the Securities and Exchange Commission which will remove the Company’s common stock from listing and registration on The NASDAQ Stock Market. The Company currently does not intend to appeal the delisting determination.

Item 8.01 Other Events.

On June 19, 2013 the Company issued a press release regarding continued trading in the Company’s equity securities. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

Exhibit	Description
10.1	Senior Secured, Super-Priority Debtor-In-Possession Credit Agreement dated June 19, 2013.
10.2	Second Lien Senior Secured, Super-Priority Debtor-In-Possession Credit Agreement dated June 19, 2013.
99.1	Press release dated June 19, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2013	ORCHARD SUPPLY HARDWARE STORES CORPORATION

	By:	/s/ Michael W. Fox
Michael W. Fox Senior Vice President, General Counsel and Secretary